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                          Exhibit Index
                          -------------

Exhibit       Description                  Page
-------       -----------                  ----

  2            Asset Purchase Agreement     Filed herewith
               by and among NEP and The
               Narragansett Electric
               Company and USGen New
               England, Inc.

  27           Financial Data Schedule      Filed herewith